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                                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements (Nos. 33-4706, 33-72774, 333-59733 and 333-63009) on Form S-8 of Zebra
Technologies Corporation of our report relating to the consolidated balance sheets of Zebra Technologies Corporation and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of earnings, comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and all related schedules, which report appears in the December 31, 2000, annual report on Form 10-K of Zebra Technologies Corporation.

                                                                    /s/KPMG LLP
Chicago, Illinois
March 12, 2001